EXHIBIT 5

DLA Piper LLP (US) 555 Mission Street, Suite 2400 San Francisco, California 9410 www.dlapiper.com

May 20, 2026

Ross Stores, Inc.
5130 Hacienda Drive
Dublin, California

    Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel for Ross Stores, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of the Registration Statement on Form S-8 (the “Registration Statement”) filed or to be filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the issuance from time to time of shares of the Company’s common stock, par value $0.01 per share, pursuant to awards granted or to be granted under the Ross Stores, Inc. 2026 Equity Incentive Plan (as may be amended from time to time, the “Plan”), up to the number of such shares as are reserved for issuance under the Plan (the “Shares”). Under the Plan, the initial share reserve is a maximum of approximately 15,800,000 shares of common stock of the Company (determined, and subject to adjustment, as set forth in the Plan).
In connection herewith, we have examined all instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed, without independent investigation, the following: (i) the genuineness of all signatures on all documents; (ii) that each individual executing any document, whether on behalf of such individual or an entity, is legally competent to do so; (iii) the due authority of the parties signing any document on behalf of a party (other than the Company); (iv) the authenticity and completeness of all documents submitted to us as originals; (v) the completeness and conformity to the originals of all documents submitted to us as certified or photostatic copies; (vi) that all public records reviewed or relied upon by us are true and complete; (vii) that all statements and information contained in any documents are true and complete; (viii) that there has been no oral or written modification or amendments to any documents by action or omission of the parties or otherwise. We have also assumed that the offer and sale of the Shares complies and will comply in all respects with the terms, conditions and restrictions set forth in the Registration Statement and the Plan. The Company has represented to us and we have also assumed that the Company has reserved from its duly authorized but unissued and otherwise unreserved capital stock a sufficient number of shares of Common Stock for issuance under the Plan. We have also assumed that the Company will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue the Shares in accordance with the Plan, the number of Shares which are then issuable and deliverable upon the settlement of awards under the Plan.
We do not express any opinion herein concerning any law other than the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting the foregoing). No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.
This opinion speaks only at and as of its date and is based solely on the facts and circumstances known to us at and as of such date. In rendering this opinion, we assume no obligation to revise, update or supplement this opinion (i) should the present laws of the State of Delaware be changed by legislative action, judicial decision or otherwise after the date hereof, or (ii) to reflect any facts or circumstances which may hereafter come to our attention after the date hereof.

EXHIBIT 5

DLA Piper LLP (US) 555 Mission Street, Suite 2400 San Francisco, California 9410 www.dlapiper.com

Ross Stores, Inc.
May 20, 2026

Based upon, subject to, and limited by the foregoing, we are of the opinion that, with respect to the Shares to be issued after the filing of the Registration Statement, the issuance of the Shares has been duly authorized and, when issued, delivered and (if applicable) fully paid for in accordance with the terms of the Registration Statement and the Plan, such Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the use of our name wherever it appears in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the Commission promulgated thereunder or Item 509 of Regulation S-K.

Very truly yours,

DLA Piper LLP (US)

/s/ DLA Piper LLP (US)